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                                                               EXHIBIT 10.145


                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

         This agreement ("Agreement") shall be effective as of the 3rd day of November 2000, between BioShield Technologies, Inc., a Georgia corporation ("the Company") and Douglas Firth (the "Consultant").

         In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Purpose. The Company hereby retains the Consultant on a non-exclusive basis during the term specified to render consulting advice to the Company as the Company may reasonably request relating to financial and similar matters, upon the terms and conditions as set forth herein.

         2. Term and Compensation. This Agreement shall be effective commencing on the date first written above (the "Engagement Period"). The Company agrees to award to Consultant as compensation, 500,000 registered shares of the common stock of the Company (the "Stock") within ten (10) days of the execution of this agreement, provided, however, that if the Company delivers unregistered or restricted shares, it shall use reasonable efforts to register the securities as a part of an S-1 or similar registration filing, as well as certain additional warrants to purchase common stock in the Company (the "Warrants") The Warrants shall be issued periodically as described herein and shall be exercisable for a period of five years from the date of issue at the exercise prices set forth herein: (a) Thirty (30) days from the beginning of the Engagement Period, 175,000 warrants @ $ 2.1875/share; (b) Sixty (60) days from the beginning of the Engagement Period, 150,000 warrants @ $3/share; and (c) Ninety (90) days from the beginning of the Engagement Period, 50,000 warrants @ $5/share; provided, however, that the Company shall have no obligation to deliver any of the Warrants or to register any of the Stock (if the stock delivered is unregistered) in the event of a breach by the Consultant of any of the terms or conditions hereof. The Warrants shall be subject to proportional adjustment in the event of a stock split shall be granted piggyback registration rights, excluding acquisitions, mergers and alliances.

         3. Transferability of Shares; Restrictions. Consultant expressly agrees that any transfer of the Stock, including exercised Warrants, shall be subject to monthly volume limitations equal to 25% of the shares transferred under this agreement including warrants. Further, Consultant expressly agrees that neither it nor its affiliates will sell short, loan or pledge for the purpose of selling short, any of the Stock granted by the Company hereunder (including any exercised Warrants) or any shares of common stock of the Company held by the Consultant o its affiliates as of the effective date above.

         4. Duties of Consultant. During the term of this Agreement, the Consultant will provide the Company with such regular and customary non-exclusive consulting advice as is reasonable requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonable within the scope of the consulting advisory services contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time doing so. The Consultant's duties may at the direction of the Company include, but not necessarily be limited to on a

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non-exclusive basis:

         A. Providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large.

         B. Assisting in the Company's financial public relations, including discussions between the Company and the financial community.

         C. Advice regarding the financial structure of the Company and its divisions or subsidiaries or any programs and projects, as such issues relate to the public market for the Company's equity securities.

         D. Rendering advice with respect to any acquisition program of the Company, as such program relates to the public market for the Company's equity securities.

         E. Rendering advice regarding the public market for the Company's securities and the timing and structure of any future public offering of the Company's equity securities.

         It is expressly understood that no actual or express authority on behalf of the Company is granted by the Company hereunder to Consultant.

         5. Relationships with others. The Company acknowledges that the Consultant or its affiliates is in the business of providing, among other things, financial service and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advise to others. In connection with the rendering of services hereunder, Consultant has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense date, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by Consultant or its employees or agents without prior written consent of the Company. In the event Consultant is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that Consultant will deliver to the Company immediate notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order or receipt of written waiver, Consultant is nonetheless, in the reasonable written opinion of Consultant's counsel, compelled to disclose any Confidential Material, Consultant may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the Company at least five (5) days prior to actual disclosure. Following the termination of this Agreement, Consultant shall deliver to the Company all Confidential Material. Neither party hereto will issue any public announcement concerning this Agreement without the approval of the other party, provided however that nothing shall prevent the Company from fulfilling its obligations to disclose the contents of this Agreement with the U.S. Securities & Exchange Commission (the "SEC").

         6. Consultant's Liability. The Consultant agrees to defend, indemnify, and hold the Company, its officers, directors, employees, advisors, attorneys and agents harmless from and shall indemnify the foregoing persons and entities

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against any and all costs, expenses and liability (including reasonable attorney's fees paid in connection with the investigations and/or the defense of the such entities and persons) which may in any way result from a breach of any representation, warranty or covenant made by Consultant or from any services rendered by the Consultant pursuant to or in any connection with this Agreement.

         7. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable and actual out-of-pocket expenses incurred in connection with services provided to the Company, subject in each case to prior written approval of the Company.

         8.       Limitation Upon the Use of Advice and Services.

         (a) No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder.

         (b) It is clearly understood that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever as to recommend or advise its clients to purchase the securities of the Company. Research reports or corporate finance reports that may be prepared by the Consultant will, when and if prepared, be done solely on the merits or judgment of analysts of the Consultant or any senior finance personnel of the Consultant.

         (c) Use of the Consultant's name in annual reports or any other report of the Company or releases by the Company must have the prior approval of the Consultant unless the Company is required by law to include Consultant's name in such annual reports, other report or release of the Company, in which event Consultant will be furnished with copies of such annual reports or other reports or releases using Consultant's name in advance of publication by the Company.

         9. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement. At the sole discretion of the Company, this agreement may be terminated with a thirty (30) day notice.

         10.      Representations and Warranties of Consultant

Consultant makes the following representations and warranties to the Company:

(a) The Consultant shall not make any statements about the Company, in any capacity, without the express prior approval of the Company, unless such statement is clearly marked as an opinion of the Consultant, which the Company has not reviewed and for which the Company bears no responsibility.

(b) Consultant shall clearly and adequately disclose the nature and amount of compensation received under this Agreement (including the

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existence of this Agreement) to all third parties and in any and all other disclosures made by the Consultant to the public.

(c) Consultant shall clearly and adequately disclose to all third parties with which it transacts any business with respect to the Company and in any and all other disclosures to the public that it has a financial interest in the company and the nature and extent of its interest.

(d) Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase or recommendation for the purchase of the Company's securities.

(e) Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission, and for the period of time that Consultant holds any position in the common stock of the Company, it will promptly disclose to the Company any future alleged change in the status of this representation 9(e). Any change in Consultant's status as represented in this section 9(e) shall constitute a material breach of this Agreement.

(f) Consultant's activities and operations fully comply with all applicable state and federal securities laws and regulations, and for the period of time that Consultant holds any position in the common stock of the Company, it will promptly disclose to the Company any future alleged change in the status of this representation 10(f). Any change in Consultant's status as represented in this section 10(f) shall constitute a material breach of this Agreement.

(g) Consultant is either properly registered as, or exempt from registration as, as a broker-dealer or an investment advisor.

(h) Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably insure that it, and none of its employees, agents, consultants or affiliates, trade in the securities of client companies while in possession of material non-public information.

         11.      Miscellaneous.

         (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the Company, addressed to it at BioShield Technologies, Inc., Attention: Timothy C. Moses, 5655 Peachtree Parkway, Norcross, Georgia 30092 or if to the Consultant, addressed to it at Millennium Consulting Group, Inc., 714 Arbor Way, Aurora, Ohio 44202. Such notice or other communication shall be deemed to be given on the date of receipt.

         (b) If the Consultant shall cease to do business, the provisions hereof relating to duties of the Consultant and all compensation to be paid by the Company as it applies to the Consultant shall thereupon terminate and cease to be in effect.

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         (c)      This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

         (d) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant

         (e) The validity, interpretation, and construction of this Agreement will be governed by the laws of the State of Georgia applicable to contracts entered into and performed entirely with said state without regard to the principles of conflict of laws. Any dispute or controversy between the parties arising in connection with this Agreement or the subject matter contemplated by this Agreement shall be resolved by arbitration before a three-member panel of the American Arbitration Association in accordance with the commercial arbitration rules of said forum and the Federal Arbitration Act. 9 U.S.C. I et seq., with the resulting award being final and conclusive. Said arbitrators shall be empowered to award all forms of relief and damages claimed, including but not limited to, attorney's fees, expenses of litigation and arbitration, exemplary damages, and prejudgment interest. The parties further agree that any arbitration action between them shall be heard in Atlanta, Georgia. Notwithstanding anything contained herein to the contrary, nothing contained herein shall prevent either party from initiating a civil action for temporary or permanent injunctive and other equitable relief against the other for breach of this Agreement. The parties expressly consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia, Atlanta Division for the adjudication of any civil action asserted pursuant to this Paragraph.

         (f) There is no relationship or partnership, agency, employment, franchise, or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

         (g) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         (h) Consultant is not a party to any proceeding or action which would prevent it from performing services pursuant to this Agreement.

         (i) Sections 4 and 5 shall survive the expiration or termination of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                              BIOSHIELD TECHNOLOGIES, INC.

                              By:
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                              Name:
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                              Title:
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                              CONSULTANT
                              714 Arbor Way, Aurora, OH  44202

                              By:
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                              Name:
                                   --------------------------------------------